Exhibit 99.1
Lime Energy Co. Acquires Applied Energy Management, Inc.
Acquisition Bolsters Company’s Position
As A Leading National Provider Of Energy Saving Solutions
ELK GROVE VILLAGE, IL – June 11, 2008 – Lime Energy Co. (NASDAQ: LIME) announced today that it has acquired all of the capital stock of Applied Energy Management, Inc. (AEM), for $3.5 million in cash, 882,725 shares of Lime Energy common stock and the assumption of approximately $5.9 million in debt. Financing for the transaction was provided through an increase in the existing line of credit with Mr. Dick Kiphart, Lime Energy’s Chairman.
Founded in 1984, AEM designs, engineers and constructs projects that improve energy efficiency and reduce carbon emissions helping clients meet their growing and stringent sustainability goals. The company’s services include engineering and consulting, lighting retrofit, water conservation, mechanical and electrical conservation and renewable project development and implementation. Headquartered in Charlotte, NC, with offices throughout the East Coast, AEM is a growing, profitable company with approximately $41 million in revenue and 200 employees in 2007. Collectively, the AEM team has completed over $400 million of energy efficiency projects.
“The acquisition of AEM significantly expands our business and our market presence, bolsters our engineering expertise and brings a robust and fully integrated energy efficiency service platform to a broader customer base ” stated David Asplund, Chief Executive Officer of Lime Energy. “This transaction more than doubles our engineering and development talent pool and expands our operating platform to major markets on the East Coast.  By combining our organic growth plan for this year with the size and capability of AEM, we believe Lime has become one of the country’s largest energy engineering and energy efficiency companies.”  concluded Mr. Asplund.
“We are very happy to join the Lime Energy family and are excited about the opportunity this combination will bring,” commented John O’Rourke, President and CEO of AEM. “We have grown our business steadily and methodically since its inception and today have a very large sophisticated customer base. Joining Lime at this time enables us to more rapidly expand our suite of products and services and gives our existing clients a platform to service all of their facilities on a national level.”
Dan Parke, President and Chief Operating Officer of Lime Energy, added, “The addition of AEM provides us with seasoned business developers, mature networks and long-term relationships in the energy services industry. Importantly, AEM immediately expands our service offering into federal, state and local government energy efficiency programs, through a highly scalable channel, that complements our existing commercial and industrial direct sales business.”

Conference Call Information
Lime Energy will host a conference call at 4:00 PM eastern time on Monday, June 16th to discuss and answer questions regarding this acquisition.
Investors can access the call by calling toll free 800-599-9829 and use passcode 32318852. International callers can dial 617-847-8703 and use the same passcode.
The call will be available for replay until September 12th, 2008 by dialing toll free 888-286-8010 or 617-801-6888. The replay will require use of passcode 86147466.
The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
About Lime Energy
Lime Energy is a leading provider of energy efficiency solutions that reduce energy consumption and carbon emissions. Lime brings together more than 75 years of cumulative experience in providing customers with solutions that generate immediate savings and high returns on invested capital. The company’s stock is traded on the NASDAQ Capital Market under the symbol LIME. Additional information is available at the company’s website at www.lime-energy.com or by calling 847-437-1666.
Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone: (905) 326-1888
E-mail: glen@bristolir.com
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “should,” “typical,” “preliminary,” “work toward,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2008 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in the company’s current Annual Report on form 10-K or as may be described from time to time in subsequent SEC filings.